Exhibit 5.1

December 21, 2011

MTR Gaming Group, Inc.

State Route 2

Chester, West Virginia 26034

Re:          Registration Statement on Form S-8 of MTR Gaming Group, Inc. Relating to the
Issuance of Shares of Common Stock Pursuant to the MTR Gaming Group 2010
Long Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to MTR Gaming Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”) on or about the date hereof, relating to the offering of up to 3,297,041 shares of the Company’s Common Stock, par value $0.00001 per share (the “Shares”), pursuant to the provisions of the MTR Gaming Group 2010 Long Term Incentive Plan (the “Plan”). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We are of the opinion that when:

(a)   the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with;

(b)   the Company’s Board of Directors shall have duly authorized the issuance of the Shares; and

(c)   the Shares shall have been duly issued and paid for in an amount not less than par value of $0.00001 per share,

the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MILBANK, TWEED, HADLEY & McCLOY LLP

DJR/NJW